                                                                       EXHIBIT E
                                                                  Conformed Copy


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                OPEN JOINT STOCK COMPANY VIMPEL-COMMUNICATIONS

                                      AND

                             THE BANK OF NEW YORK

                                 As Depositary

                                      AND

         OWNERS AND BENEFICIAL OWNERS OF AMERICAN DEPOSITARY RECEIPTS

                         Restricted Deposit Agreement

                           Dated as of July 25, 2000


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

                         RESTRICTED DEPOSIT AGREEMENT

         RESTRICTED DEPOSIT AGREEMENT dated as of July 25, 2000 among OPEN JOINT STOCK COMPANY VIMPEL-COMMUNICATIONS, organized under the laws of the Russian Federation (herein called the "Company"), THE BANK OF NEW YORK, a New York banking corporation (herein called the "Depositary"), and all Owners and Beneficial Owners from time to time of American Depositary Receipts issued hereunder.

                                   WITNESSETH:

         WHEREAS, the Company desires to provide, as hereinafter set forth in this Restricted Deposit Agreement, for the deposit of Shares (as hereinafter defined) of the Company from time to time with the Depositary or with the Custodian (as hereinafter defined) as agent of the Depositary for the purposes set forth in this Restricted Deposit Agreement, for the creation of American Depositary Shares representing the Shares so deposited and for the execution and delivery of American Depositary Receipts evidencing the American Depositary Shares; and

         WHEREAS, the American Depositary Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Restricted Deposit Agreement;

         NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties hereto as follows:

                                   ARTICLE I

                                   DEFINITIONS

         The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement:

   Section 1.01.  Account Banks.  The term "Account Banks" shall mean Citibank
                  -------------
T/O and any other bank in Russia as may be appointed account bank pursuant to a Blocked Account Agreement.

   Section 1.02.  Affiliate.  The term "Affiliate" shall have the meaning given
                  ---------
such term in Rule 405 of the Securities Act of 1933.

   Section 1.03. American Depositary Shares. The term "American Depositary
                 --------------------------
Shares" shall mean the securities representing the interests in the Deposited Securities and evidenced by the Receipts issued hereunder. Each American Depositary Share shall represent three-quarters (3/4) of a Share, until there shall occur a distribution upon Deposited Securities covered by Section 4.03 or a change in Deposited Securities covered by Section 4.08 with respect to which additional Receipts are not executed and delivered, and thereafter American Depositary Shares shall evidence the amount of Shares or Deposited Securities specified in such Sections.

   Section 1.04.  Beneficial Owner.  The term "Beneficial Owner" shall mean each
                  ----------------
person owning from time to time any beneficial interest in the American Depositary Shares evidenced by any Receipt.

   Section 1.05. Blocked Account Agreements. The term "Blocked Account
                 --------------------------
Agreements" shall mean the blocked account agreements dated July 28, 2000, among the Company, an Account Bank, UBS AG, acting through its financial services group UBS Warburg, and any parties thereto from time to time.

   Section 1.06. Commission.  The term "Commission" shall mean the Securities
                 ----------
and Exchange Commission of the United States or any successor governmental agency in the United States.

   Section 1.07. Company. The term "Company" shall mean Open Joint Stock
                 -------
Company Vimpel-Communications, a joint stock company organized under the laws of the Russian Federation, and its successors.

   Section 1.08. Custodian. The term "Custodian" shall mean the Moscow,
                 ---------
Russian Federation, office of ING Bank (Eurasia), as agent of the Depositary for the purposes of this Deposit Agreement, and any other firm or corporation which may hereafter be appointed by the Depositary pursuant to the terms of Section 5.05, as substitute or additional custodian or custodians hereunder, as the context shall require and shall also mean all of them collectively.

   Section 1.09. Deposit Agreement.  The term "Deposit Agreement" shall mean
                 -----------------
this Restricted Deposit Agreement, as the same may be amended from time to time in accordance with the provisions hereof.

   Section 1.10. Depositary; Corporate Trust Office. The term "Depositary" shall
                 ----------------------------------
mean The Bank of New York, a New York banking corporation, and any successor as depositary hereunder. The term "Corporate Trust Office", when used with respect to the Depositary, shall mean the office of the Depositary which at the date of this Agreement is 101 Barclay Street, New York, New York 10286.

   Section 1.11. Deposited Securities. The term "Deposited Securities" as of any
                 --------------------
time shall mean Shares at such time deposited or deemed to be deposited under this Deposit Agreement and any and all other securities, property and cash received by the Depositary or the Custodian in respect thereof and at such time held hereunder, subject as to cash to the provisions of Section 4.05.

   Section 1.12. Dollars; Rubles.  The terms "Dollars" or "U.S.$" shall mean
                 ---------------
United States dollars. The terms "Rubles" or "R" shall mean the national currency from time to time of the Russian Federation.

   Section 1.13. Initial Deposit. The term "Initial Deposit" shall mean the
                 ---------------
deposit of Shares by VC Limited to the account or accounts maintained by the Custodian for such purpose which deposit is to be made immediately following the Registration Date, but in any event prior to the Termination Date.

   Section 1.14. Initially Deposited Shares.  The term "Initially Deposited
                 --------------------------
Shares" shall mean the Shares constituting the Initial Deposit.

   Section 1.15. Owner.  The term "Owner" shall mean the person in whose name a
                 -----
Receipt is registered on the books of the Depositary maintained for such purpose.

   Section 1.16. Permitted Depositor. The term "Permitted Depositor" shall mean
                 -------------------
VC Limited and, following the Initial Deposit, any transferee to whom VC Limited has transferred American Depositary Shares in accordance with the terms and conditions of the Deposit Agreement and who continues to hold any of such American Depositary Shares.

   Section 1.17. Placement Report. The term "Placement Report" shall mean the
                 ----------------
report on the issuance of the Initially Deposited Shares by the Company, which issuance was approved by the extraordinary general meeting of shareholders of the Company on April 13, 2000.

   Section 1.18. Receipts.  The term "Receipts" shall mean the American
                 --------
Depositary Receipts issued hereunder evidencing American Depositary Shares.

   Section 1.19. Registrar. The term "Registrar" shall mean any bank or trust
                 ---------
company having an office in the Borough of Manhattan, The City of New York, which shall be appointed to register Receipts and transfers of Receipts as herein provided.

   Section 1.20. Registration Date.  The term "Registration Date" shall mean
                 -----------------
the date on which the Placement Report is registered with the Russian Federal Commission on the Securities Markets.

   Section 1.21. Restricted Securities. The term "Restricted Securities" shall
                 ---------------------
mean Shares, or Receipts representing such Shares, which are acquired directly or indirectly from the Company or its affiliates (as defined in Rule 144 to the Securities Act of 1933) in a transaction or chain of transactions not involving any public offering or which are subject to resale limitations under Regulation D under that Act or both, or which would require registration under the Securities Act of 1933 in connection with the offer or sale thereof in the United States, or which are subject to other restrictions on sale or deposit under the laws of the United States or the Russian Federation, or under a shareholder agreement or the Charter of the Company.

   Section 1.22. Russian Share Registrar. The term "Russian Share Registrar"
                 -----------------------
shall mean the entity that maintains the Share Register for the Shares, which may, but need not be, the Company, or any successor thereto and any other appointed agent of the Company for the transfer and registration of Shares.

   Section 1.23. Securities Act of 1933. The term "Securities Act of 1933" shall
                 ----------------------
mean the United States Securities Act of 1933, as from time to time amended.

   Section 1.24. Share Availability Date. The term "Share Availability Date"
                 -----------------------
shall mean the date (on or prior to the Termination Date) on which the Initially Deposited Shares are actually delivered to the Custodian as contemplated by
Section 2.02 hereof.

   Section 1.25. Share Register.  The term "Share Register" shall mean the
                 --------------
shareholder register maintained by the Russian Share Registrar in which ownership of the Shares is registered.

   Section 1.26. Shares. The term "Shares" shall mean ordinary shares in
                 ------
registered form of the Company, par value 0.005 Rubles each, heretofore validly issued and outstanding and fully paid, nonassessable (subject to the disclosure in Section 4.08 hereof) and free of any pre-emptive rights of the holders of outstanding Shares or hereafter validly issued and outstanding and fully paid, nonassessable (subject to the disclosure in Section 4.08 hereof) and free of any pre-emptive rights of the holders of outstanding Shares or interim certificates representing such Shares.

   Section 1.27. Termination Date. The term "Termination Date" shall mean
                 ----------------
September 27, 2000.

   Section 1.28. Underwriters. The term "Underwriters" shall mean UBS AG,
                 ------------
acting through its financial services group UBS Warburg, Donaldson, Lufkin & Jenrette Securities Corporation and Morgan Stanley & Co. International Limited.

   Section 1.29. VC Limited. The term "VC Limited" shall mean VC Limited, a
                 ----------
company incorporated under the laws of the British Virgin Islands, and its successors.

                                  ARTICLE II

    FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION AND DELIVERY, TRANSFER AND
                              SURRENDER OF RECEIPTS

   Section 2.01. Form and Transferability of Receipts. Definitive Receipts
                 ------------------------------------
shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless such Receipt shall have been executed by the Depositary by the manual signature of a duly authorized signatory of the Depositary; provided, however, that such signature may be a facsimile if a Registrar for the Receipts shall have been appointed and such Receipts are countersigned by the manual signature of a duly authorized officer of the Registrar. The Depositary shall maintain books on which each Receipt so executed and delivered as hereinafter provided and the transfer of each such Receipt shall be registered. Receipts bearing the manual or facsimile signature of a duly authorized signatory of the Depositary who was at any time a proper signatory of the Depositary shall bind the Depositary, notwithstanding that such signatory has ceased to hold such office prior to the execution and delivery of such Receipts by the Registrar or did not hold such office on the date of issuance of such Receipts.

   Each Share underlying each American Depositary Share, and each Receipt, shall bear the following legend:

                  THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES, FOR THE BENEFIT OF THE COMPANY AND THE DEPOSITARY, THAT THIS SECURITY AND THE SHARES REPRESENTED HEREBY (THE "SHARES") OF OPEN JOINT STOCK COMPANY VIMPEL-COMMUNICATIONS (THE "COMPANY") HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF RULE 144(a)(3) UNDER THE SECURITIES ACT, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT WITH RESPECT TO SUCH SHARES OR (2) PURSUANT TO ANY AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, PROVIDED THAT IN CONNECTION WITH ANY SUCH TRANSFER, (X) WITH RESPECT TO THE SHARES, THE COMPANY AND (Y) WITH RESPECT TO THE AMERICAN DEPOSITARY SHARES, THE COMPANY OR THE DEPOSITARY, RECEIVES SUCH CERTIFICATIONS OR OTHER DOCUMENTATION AS IT SHALL REASONABLY REQUIRE (WHICH MAY INCLUDE AN OPINION FROM U.S. COUNSEL SATISFACTORY TO THE COMPANY OR THE DEPOSITARY, AS THE CASE MAY
         BE), AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

                  IT IS EXPECTED THAT SHARES DEPOSITED HEREUNDER WILL BE REGISTERED ON THE SHARE REGISTER MAINTAINED BY THE RUSSIAN SHARE REGISTRAR OF THE COMPANY (AS DEFINED BELOW) IN THE NAME OF THE DEPOSITARY OR ITS NOMINEE OR OF THE CUSTODIAN OR ITS NOMINEE. OWNERS AND BENEFICIAL OWNERS SHOULD BE AWARE, HOWEVER, THAT RUSSIA'S SYSTEM OF SHARE REGISTRATION AND CUSTODY CREATES CERTAIN RISKS OF LOSS THAT ARE NOT NORMALLY ASSOCIATED WITH INVESTMENTS IN OTHER SECURITIES MARKETS. THE DEPOSITARY WILL NOT BE LIABLE FOR THE UNAVAILABILITY OF SHARES OR FOR THE FAILURE TO MAKE ANY DISTRIBUTION OF CASH OR PROPERTY WITH RESPECT THERETO AS A RESULT OF SUCH UNAVAILABILITY.

                  THE DEPOSITARY HAS BEEN ADVISED BY RUSSIAN COUNSEL THAT COURTS IN THE RUSSIAN FEDERATION MAY NOT RECOGNIZE OR ENFORCE JUDGMENTS OBTAINED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF NEW YORK.

                  PURSUANT TO RUSSIAN LAW, THE SHARES DEPOSITED HEREUNDER MAY BE SUBJECT TO ASSESSMENT AND OWNERS AND BENEFICIAL OWNERS OF AMERICAN DEPOSITARY SHARES MAY BE REQUIRED TO MAKE ADDITIONAL CAPITAL CONTRIBUTIONS TO THE COMPANY. OWNERS AND BENEFICIAL OWNERS OF AMERICAN DEPOSITARY SHARES SHALL HAVE NO RECOURSE AGAINST THE DEPOSITARY WITH RESPECT TO ANY SUCH ASSESSMENT. SEE PARAGRAPH 17 HEREOF.

         Each American Depositary Share will be subject to the restrictions contained in the legend on the underlying Shares.

         In addition to the foregoing, the Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or modifications not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary or required to comply with any applicable law or regulations thereunder or with the rules and regulations of any securities exchange upon which American Depositary Shares may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise.

         Title to a Receipt (and to the American Depositary Shares evidenced thereby), when properly endorsed or accompanied by proper instruments of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of New York; provided, however, that the Depositary, notwithstanding any notice to the contrary, may treat the Owner thereof as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes and neither the Depositary nor the Company will have any obligation to or be subject to any liability under the Deposit Agreement to any holder of a Receipt, unless such holder is the Owner thereof.

         Upon the Initial Deposit of Shares in accordance with Section 2.02 hereof, the Permitted Depositor of the American Depositary Shares representing the Initially Deposited Shares shall be deemed thereupon to agree that, it will not offer, resell, transfer or otherwise dispose of such American Depositary Shares except (i) pursuant to effective registration statements under the Securities Act of 1933 with respect to (a) such American Depositary Shares and
(b) the underlying Shares or (ii) pursuant to any other valid exemption from the registration requirements under the Securities Act of 1933; provided, however, that the Depositary shall not effect registration of any such transfer under (i) or (ii) until it has received such documentation as it may require in connection therewith (which may be an opinion of counsel for the Permitted Depositor upon which the Depositary may rely) that such transfer is exempt from such registration and all conditions to such transfer under Russian laws and regulations have been satisfied.

     Section 2.02. Deposit of Shares. (a) Prior to the Initial Deposit, the
                   -----------------
Company shall deliver, or cause to be delivered to the Depositary (i) a certificate signed on behalf of the Company, certifying the number of American Depositary Shares acquired by the Permitted Depositor (the "Deposit Certificate"), (ii) confirmation that, subject to the registration of the Placement Report, the Initially Deposited Shares issued in book-entry or electronic form will be delivered to the Custodian on or before the Termination Date, (iii) confirmation that, subject to the registration of the Placement Report, the Initially Deposited Shares issued in registered form will be registered in the name of the Depositary on or before the Termination Date, (iv) confirmation that the Initially Deposited Shares are or will be issued as fully paid, (v) a written order from or on behalf of the Company directing the Depositary to execute and deliver to the Permitted Depositor the Receipt evidencing the number of American Depositary Shares specified in the Deposit Certificate and (vi) confirmation that any appropriate instrument or instruments of transfer (which will consist of (A) extracts from the Share Register and, where applicable, share certificates evidencing ownership of the Initially Deposited Shares, (B) a transfer deed or other similar document or endorsement, in form satisfactory to the Custodian, authorizing registration of the Initially Deposited Shares in the name of the Depositary, the Custodian or their respective nominees, and (C) where applicable, a purchase/sale contract or other similar document relating to the transfer of the Shares) will be delivered to the Custodian on or before the Share Availability Date.

     The Initial Deposit shall be made by delivery of the Initially Deposited Shares, together with the instrument or instruments of transfer referred to in the confirmation described in Section 2.02(a)(vi). No Initially Deposited Shares shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that (i) all conditions to such Initial Deposit have been satisfied by the person depositing such Initially Deposited Shares under Russian laws and regulations, (ii) any necessary approval has been granted by any governmental body in the Russian Federation which is then performing the function of the regulation of currency exchange and (iii) all applicable taxes and governmental charges and the fees and expenses of the Depositary, as provided in Section 5.09 hereof, have been paid. If required by the Depositary, the Initially Deposited Shares, whether or not the Share Register is closed, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, which will provide for the prompt transfer to the Custodian of any dividend, or right to subscribe for additional Shares or to receive other property which any person in whose name the Initially Deposited Shares are or have been recorded may thereafter receive upon or in respect of such Initially Deposited Shares, or in lieu thereof, such agreement of indemnity or other agreement as shall be satisfactory to the Depositary. Except as provided in this
Section 2.02 and in Sections 4.02 through 4.04 of this Deposit Agreement, Shares or evidence of rights to receive Shares may not be deposited under this Deposit Agreement.

         (b) In the event that the Depositary has issued Receipts evidencing American Depositary Shares representing the Initially Deposited Shares pursuant to Section 2.03 prior to the actual receipt by the Custodian of the Initially Deposited Shares, the Depositary shall not accept Shares (other than Shares constituting the Initially Deposited Shares) for deposit or deliver Deposited Securities in connection with any withdrawal until all (and not less than all) the Shares constituting the Initially Deposited Shares have actually been received by the Custodian. In the event that the Company notifies the Depositary or the Depositary is otherwise notified (and receives confirmation from the Company) that the Russian Federal Commission on the Securities Markets has not registered the Placement Report on or prior to the Termination Date, this Deposit Agreement shall automatically terminate, and the Depositary shall send a notice of such termination to the Owners at the Termination Date and to the Company, such termination to take immediate effect. Thereafter, the Depositary will not give any further notices or perform any further acts under this Deposit Agreement except that the Depositary shall, subject to receipt of sufficient funds (in U.S. dollars) from the relevant Account Bank, (i) direct the Custodian to redeliver any Shares or rights to Shares forming part of the Deposited Securities to or to the order of the Company and, (ii) pay to Owners on a pro rata basis an amount equal to the aggregate subscription price of such Receipts, together with interest accrued thereon.

         (c) Subject to the terms and conditions of this Deposit Agreement, including Sections 2.02(a) and (b) hereof, Shares or evidence of rights to receive Shares may be deposited by delivery thereof to any Custodian hereunder, accompanied by any appropriate instrument or instruments of transfer (which will consist of (a) extracts from the Share Register and, where applicable, share certificates evidencing ownership of the Shares, (b) a transfer deed or other similar document authorizing registration of the Shares in the name of the Depositary, the Custodian or their respective nominees, or endorsement, in form satisfactory to the Custodian, and (c) where applicable, a purchase/sale contract or other similar document relating to the transfer of the Shares), in each case together with all such certifications as may be required by the Depositary or the Custodian in accordance with the provisions of this Deposit Agreement, and, if the Depositary requires, together with a written order directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order, a Receipt or Receipts for the number of American Depositary Shares representing such deposit. No Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that (i) all conditions to such deposit have been satisfied by the person depositing such Shares under Russian laws and regulations, (ii) any necessary approval has been granted by any governmental body in the Russian Federation which is then performing the function of the regulation of currency exchange and (iii) all applicable taxes and governmental charges and the fees and expenses of the Depositary, as provided in Section 5.09 hereof, have been paid. If required by the Depositary, Shares presented for deposit at any time, whether or not the Share Register is closed, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, which will provide for the prompt transfer to the Custodian of any dividend, or right to subscribe for additional Shares or to receive other property which any person in whose name the Shares are or have been recorded may thereafter receive upon or in respect of such deposited Shares, or in lieu thereof, such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.

         Upon each delivery to a Custodian of a certificate or certificates for, or other documents evidencing title to (including extracts from the Share Register evidencing ownership of the Shares by each person presenting Shares for deposit hereunder), Shares to be deposited hereunder, together with the other documents above specified, such Custodian or its agents shall present such certificate or certificates or other documents as above specified to the Russian Share Registrar for transfer and recordation of the Shares being deposited in the name of the Depositary or its nominee or such Custodian or its nominee, and the Company shall ensure that such transfer and recordation is promptly effected.

         Records of ownership of Deposited Securities (including extracts from the Share Register) shall be held by the Depositary or by a Custodian for the account and to the order of the Depositary or at such other place or places as the Depositary shall determine.

     Section 2.03. Execution and Delivery of Receipts. The issue of Receipts
                   ----------------------------------
evidencing the American Depositary Shares representing the Initially Deposited Shares may take place prior to the actual receipt by the Custodian of the Initially Deposited Shares. Prior to the initial issue of Receipts by the Depositary, the Company shall deliver, or cause to be delivered to the Depositary (i) a certificate signed on behalf of the Company, certifying the number of American Depositary Shares acquired by the Permitted Depositor (the "Deposit Certificate"), (ii) confirmation that, subject to the registration of the Placement Report, the Initially Deposited Shares issued in book-entry or electronic form will be delivered to the Custodian on or before the Termination Date, (iii) confirmation that, subject to the registration of the Placement Report, the Initially Deposited Shares issued in registered form will be registered in the name of the Depositary on or before the Termination Date, (iv) confirmation that the Initially Deposited Shares are or will be issued as fully paid, (v) a written order from or on behalf of the Company directing the Depositary to execute and deliver to the Permitted Depositor the Receipt evidencing the number of American Depositary Shares specified in the Deposit Certificate and (vi) confirmation that any appropriate instrument or instruments of transfer (which will consist of (A) extracts from the Share Register and, where applicable, share certificates evidencing ownership of the Initially Deposited Shares, (B) a transfer deed or other similar document authorizing registration of the Initially Deposited Shares in the name of the Depositary, the Custodian or their respective nominees, or endorsement, in form satisfactory to the Custodian, and (C) where applicable, a purchase/sale contract or other similar document relating to the transfer of the Shares) will be delivered to the Custodian on or before the Share Availability Date. Thereafter, the Depositary will issue the Receipts registered in the name of the Permitted Depositor. Upon the Initial Deposit, the Initially Deposited Shares shall be delivered by or on behalf of the Company to the account of the Depositary maintained by the Custodian for such purpose.

            In the case of any deposit of Shares other than the Initial Deposit, upon receipt by any Custodian of any deposit pursuant to Section 2.02 hereunder and upon receipt in form satisfactory to the Depositary of a proper acknowledgment or other evidence from the Company or the Russian Share Registrar (including extracts from the Share Register) that any Deposited Securities have been recorded on the Share Register maintained by the Russian Share Registrar in the name of the Depositary or its nominee or such Custodian or its nominee, together with the other documents required as above specified, such Custodian shall notify the Depositary of such deposit and the person or persons to whom or upon whose written order a Receipt or Receipts are deliverable in respect thereof and the number of American Depositary Shares to be evidenced thereby. Such notification shall be made by letter or, at the request, risk and expense of the person making the deposit, by cable, telex or facsimile transmission. Upon receiving such notice from such Custodian, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver at its Corporate Trust Office, to or upon the order of the person or persons entitled thereto, a Receipt or Receipts, registered in the name or names and evidencing any authorized number of American Depositary Shares requested by such person or persons, but only upon payment to the Depositary of the fees and expenses of the Depositary for the execution and delivery of such Receipt or Receipts as provided in Section 5.09, and of all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the Deposited Securities.

     Section 2.04. Transfer of Receipts; Combination and Split-up of Receipts.
                   ----------------------------------------------------------
The Depositary, subject to the terms and conditions of this Deposit Agreement, shall register transfers of Receipts on its transfer books from time to time, upon any surrender of a Receipt, by the Owner in person or by a duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, and duly stamped as may be required by the laws of the State of New York and of the United States of America. Thereupon the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto.

     The Depositary, subject to the terms and conditions of this Deposit Agreement, shall upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.

     The Depositary may appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Owners or persons entitled to Receipts and will be entitled to protection and indemnity to the same extent as the Depositary.

     Section 2.05. Surrender of Receipts and Withdrawal of Shares. Upon
                   ----------------------------------------------
surrender at the Corporate Trust Office of the Depositary of a Receipt for the purpose of withdrawal of the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, accompanied by such documents as the Depositary may require (including a purchase/sale contract relating to the transfer of the Shares, where applicable) and upon payment of the fees and expenses of the Depositary for the surrender of Receipts as provided in Section
5.09 and payment of all taxes and governmental charges payable in connection with such surrender and withdrawal of the Deposited Securities, and subject to the terms and conditions of this Deposit Agreement, the Owner of such Receipt shall be entitled to delivery, to him or upon his order, of the amount of Deposited Securities at the time of delivery represented by the American Depositary Shares evidenced by such Receipt. Delivery of such Deposited Securities may be made by the delivery of (a) certificates or other documents evidencing title (including extracts from the Share Register) in the name of such Owner or as ordered by him or properly endorsed or accompanied by proper instruments of transfer to such Owner or as ordered by him and (b) any other securities, property and cash to which such Owner is then entitled in respect of such Receipts to such Owner or as ordered by him; provided, however, that the Depositary will not accept for surrender a Receipt representing fewer than four American Depositary Shares or integral multiples thereof. Such delivery shall be made, as hereinafter provided, without unreasonable delay.

         Notwithstanding the foregoing, prior to the Share Availability Date, the Depositary shall not deliver any Shares or other Deposited Securities to any Owner in connection with any attempted withdrawal of Shares or Deposited Securities and shall have no obligation to do so or any liability in respect thereof.

         A Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and if the Depositary so requires, the Owner thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order. Thereupon the Depositary shall direct the Custodian or its agents to cause the transfer and recordation by the Russian Share Registrar on the Share Register of the Shares being withdrawn in the name of such Owner or as directed by him as above provided, and the Company shall ensure that such transfer and recordation is effected within three business days in Moscow from the time it is requested to do so by the Depositary or the Custodian or any of their respective agents. Upon such transfer and recordation, the Custodian shall deliver at the Moscow, Russian Federation, office of such Custodian, subject to Sections 2.06,
3.01 and 3.02 and to the other terms and conditions of this Deposit Agreement, to or upon the written order of the person or persons designated in the order delivered to the Depositary as above provided, documents evidencing title (including extracts from the Share Register) for the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, except that, if and to the extent practicable, the Depositary may make delivery to such person or persons at the Corporate Trust Office of the Depositary of any dividends or distributions with respect to the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.

         At the request, risk and expense of any Owner so surrendering a Receipt, and for the account of such Owner, the Depositary shall direct the Custodian to forward any cash or other property (other than rights) comprising, and forward a certificate or certificates in accordance with Russian law, if any, and other proper documents evidencing title for, the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt to the Depositary for delivery at the Corporate Trust Office of the Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Owner, by cable, telex or facsimile transmission.

     Section 2.06. Limitations on Execution and Delivery, Transfer and Surrender
                   -------------------------------------------------------------
of Receipts. As a condition precedent to the execution and delivery,
-----------
registration of transfer, split-up, combination or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary, Custodian or Registrar may require (a) payment from the depositor of Shares or the presenter of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees and expenses as herein provided, (b) the production of proof satisfactory to it as to the identity and genuineness of any signature and (c) compliance with any regulations the Depositary may establish consistent with the provisions of this Deposit Agreement, including, without limitation, this Section 2.06.

     The delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or the transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Deposit Agreement, or for any other reason.

     Section 2.07. Lost Receipts, etc. In case any Receipt shall be mutilated,
                   ------------------
destroyed, lost or stolen, the Depositary shall execute and deliver a new Receipt of like tenor in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed, lost or stolen Receipt. Before the Depositary shall execute and deliver a new Receipt in substitution for a destroyed, lost or stolen Receipt, the Owner thereof shall have (a) filed with the Depositary (i) a request for such execution and delivery before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser and (ii) a sufficient indemnity bond and
(b) satisfied any other reasonable requirements imposed by the Depositary.

     Section 2.08. Cancellation and Destruction of Surrendered Receipts. All
                   ----------------------------------------------------
Receipts surrendered to the Depositary shall be cancelled by the Depositary. The Depositary is authorized to destroy Receipts so cancelled.

     Section 2.09. Pre-Release of Receipts. The Depositary may issue Receipts
                   -----------------------
against rights to receive Shares from the Company (or any agent of the Company recording share ownership). No such issue of Receipts shall be deemed a "Pre-Release" subject to the restrictions of the following paragraph.

         Notwithstanding Section 2.03 hereof, the Depositary may execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.02 ("Pre-Release"). The Depositary may, pursuant to Section 2.05, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released. The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release. Each Pre-Release will be (a) preceded or accompanied by a written representation from the person to whom Receipts or Shares are to be delivered, that such person, or its customer, owns the Shares or Receipts to be remitted, as the case may be,
(b) at all times fully collateralized with cash or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days' notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The number of American Depositary Shares which are outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Shares deposited hereunder; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate and may, with the prior written consent of the Company, change such limit for purposes of general application.

                                  ARTICLE III

                        CERTAIN OBLIGATIONS OF OWNERS AND
                          BENEFICIAL OWNERS OF RECEIPTS

     Section 3.01. Filing Proofs, Certificates and Other Information. Any person
                   -------------------------------------------------
presenting Shares for deposit or any Owner or Beneficial Owner of a Receipt may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, evidence of payment of applicable taxes and other governmental charges, or such information relating to the registration on the books of the Russian Share Registrar, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper. The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof, evidence or other information is filed or such certificates are executed or such representations and warranties made.

     Section 3.02. Liability of Owner or Beneficial Owner for Taxes. If any tax
                   ------------------------------------------------
or other governmental charge shall become payable by the Custodian or the Depositary with respect to any Receipt or any Deposited Securities represented by any Receipt, such tax or other governmental charge shall be payable by the Owner or Beneficial Owner of such Receipt to the Depositary, and such Owner or Beneficial Owner shall be deemed liable therefor. In addition to any other remedies available to it, the Depositary may refuse to effect any transfer of such Receipt or any withdrawal of Deposited Securities represented by American Depositary Shares evidenced by such Receipt until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner or Beneficial Owner thereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner or Beneficial Owner of such Receipt shall remain liable for any deficiency. The obligations of Owners and Beneficial Owners under this Section 3.02 shall survive any transfer of Receipts pursuant to Section 2.04, any surrender of Receipts and withdrawal of Deposited Securities pursuant to Section 2.05, or the termination of this Deposit Agreement pursuant to Section 6.02.

     Section 3.03. Warranties on Deposit of Shares. Every person depositing
                   -------------------------------
Shares under this Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are validly issued, fully paid, nonassessable (subject only to the disclosure in Section 4.08 hereof) and free of any pre-emptive rights of the holders of outstanding Shares and that the person making such deposit is duly authorized so to do. Every such person shall also be deemed to represent that such Shares and the American Depositary Shares representing such Shares are not required to be registered under the Securities Act of 1933 and that it understands that the Receipts and the underlying Shares, unless otherwise agreed by the Company and the Depositary, will bear a legend substantially to the effect set out in Section 2.01, and the Receipts representing such Shares will be subject to the restrictions contained in such legend. Furthermore, every such person shall be deemed to agree to the restrictions on any offer, resale, transfer or other disposal of the Receipts provided in the last paragraph of Section 2.01 hereof. Such representations and warranties shall survive the deposit of Shares and issuance of Receipts.

                                   ARTICLE IV

                            THE DEPOSITED SECURITIES

     Section 4.01. Cash Distributions. Whenever the Depositary shall receive any
                   ------------------
cash dividend or other cash distribution on any Deposited Securities, the Depositary shall, subject to the provisions of Section 4.05, convert such dividend or distribution into Dollars and shall distribute the amount thus received (net of the fees and expenses of the Depositary as provided in Section 5.09) to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that in the event that the Company or the Depositary shall be required to withhold and does withhold from such cash dividend or such other cash distribution an amount on account of taxes, the amount distributed to the Owner of the Receipts evidencing American Depositary Shares representing such Deposited Securities shall be reduced accordingly. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Owner a fraction of one cent. Any such fractional amounts shall be rounded to the nearest whole cent and so distributed to Owners entitled thereto. The Company or its agent will remit to the appropriate governmental agency in the Russian Federation all amounts withheld and owing to such agency. The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental agencies, and the Depositary or the Company or its agent may file any such reports necessary to obtain benefits under the applicable tax treaties for the Owners of Receipts.

     Section 4.02. Distributions Other Than Cash, Shares or Rights. Subject to
                   -----------------------------------------------
the provisions of Sections 4.11 and 5.09, whenever the Depositary shall receive any distribution other than a distribution described in Sections 4.01, 4.03 or 4.04, the Depositary shall cause the securities or property received by it to be distributed to the Owners entitled thereto, after deduction or upon payment of any fees and expenses of the Depositary or any taxes or other governmental charges, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act of 1933 in order to be distributed to Owners or Beneficial Owners) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees and expenses of the Depositary as provided in Section 5.09) shall be distributed by the Depositary to the Owners entitled thereto as in the case of a distribution received in cash.

     Section 4.03. Distributions in Shares. If any distribution upon any
                   -----------------------
Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may distribute to the Owners of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts evidencing an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in
Section 4.11 and the payment of the fees and expenses of the Depositary as provided in Section 5.09. The Depositary may withhold any such distribution of Receipts if it has not received satisfactory assurances from the Company that such distribution does not require registration under the Securities Act of 1933 or is exempt from registration under the provisions of such Act. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary shall sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.01. If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

     Section 4.04. Rights. In the event that the Company shall offer or cause to
                   ------
be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available to such Owners or, if by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse. If at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all or certain Owners but not to other Owners, the Depositary may distribute to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it deems appropriate.

         In circumstances in which rights would otherwise not be distributed, if an Owner of Receipts requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Owner hereunder, the Depositary will make such rights available to such Owner upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law.

         If the Depositary has distributed warrants or other instruments for rights to all or certain Owners, then upon instruction from such an Owner pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees and expenses of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner. As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.02 of this Deposit Agreement, and shall, pursuant to Section 2.03 of this Deposit Agreement, execute and deliver Receipts to such Owner. In the case of a distribution pursuant to the second paragraph of this section, such Receipts shall be legended in accordance with applicable U.S. laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under such laws.

         If the Depositary determines in its discretion that it is not lawful and feasible to make such rights available to all or certain Owners, it may sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees and expenses of the

Depositary as provided in Section 5.09 and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of this Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or otherwise.

         The Depositary will not offer rights to Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act of 1933 with respect to a distribution to all Owners or are registered under the provisions of such Act. If an Owner of Receipts requests the distribution of warrants or other instruments, notwithstanding that there has been no such registration under such Act, the Depositary shall not effect such distribution unless it has received an opinion from recognized counsel in the United States for the Company upon which the Depositary may rely that such distribution to such Owner is exempt from such registration. Nothing in this Deposit Agreement shall create, any obligation on the part of the Company to file a registration statement with respect to such rights or underlying securities or to endeavor to have such a registration statement declared effective.

         The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.

     Section 4.05. Conversion of Foreign Currency. Whenever the Depositary shall
                   ------------------------------
receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, into the Depositary's foreign investment account in the Russian Federation, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into Dollars, and such Dollars shall be distributed to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.09.

         If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may, in its sole discretion, deem desirable.

         If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.

         If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto.

     Section 4.06. Fixing of Record Date. Whenever any cash dividend or other
                   ---------------------
cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of shares or other Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall find it necessary or convenient, the Depositary shall fix a record date (a) for the determination of the Owners who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof or (ii) entitled to give instructions for the exercise of voting rights at any such meeting, (b) on or after which each American Depositary Share will represent the changed number of Shares or (c) for the determination of the Owners who shall be responsible for the fee assessed by the Depositary pursuant to Section 5.09 hereof for inspection of the Share Register maintained by the Russian Share Registrar. Subject to the provisions of Sections 4.01 through 4.05 and to the other terms and conditions of this Deposit Agreement, the Owners on such record date shall be entitled, as the case may be, to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares held by them respectively and to give voting instructions and to act in respect of any other such matter.

     Section 4.07. Voting of Deposited Securities. Upon receipt of notice of any
                   ------------------------------
meeting of holders of Shares or other Deposited Securities, if requested in writing by the Company, the Depositary shall, as soon as practicable thereafter, mail to the Owners a notice, the form of which notice shall be in the sole discretion of the Depositary, which shall contain (a) such information as is contained in such notice of meeting received by the Depositary from the Company,
(b) a statement that the Owners as of the close of business on a specified record date will be entitled, subject to any applicable provision of the law of the Russian Federation and of the Charter of the Company, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares and (c) a statement as to the manner in which such instructions may be given. Upon the written request of an Owner of a Receipt on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, in so far as practicable, to vote or cause to be voted the amount of Shares or other Deposited Securities represented by the American Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request. The Depositary shall not vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities, other than in accordance with such instructions. Voting rights may be exercised only in respect of four American Depositary Shares or integral multiples thereof.

     Section 4.08. Changes Affecting Deposited Securities. In circumstances
                   --------------------------------------
where the provisions of Section 4.03 do not apply, upon any change in nominal value, change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities, shall be treated as new Deposited Securities under this Deposit Agreement, and American Depositary Shares shall thenceforth represent the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence. In any such case the Depositary may, execute and deliver additional Receipts as in the case of a dividend in Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

         Pursuant to Russian law, all joint stock companies may increase their charter capital by increasing the nominal value of a class of its shares, thereby requiring shareholders to provide an additional capital contribution. The Company's charter requires the unanimous approval of the shareholders eligible under Russian law to vote thereon (which, after the Registration Date, will include Owners of Receipts) in order to increase the charter capital through an increase in the nominal value of its shares if such increase would require additional contributions by some or all of the shareholders. Russian law does not specifically permit (i) a quorum requirement greater than 50% or (ii) super-majority provision of greater than 75% of the shareholders voting for an increase of charter capital of a company by means of an increase in the nominal value of shares. Accordingly, there is a risk that the Company's Charter provisions may not be enforceable and, in such case, the holders of Shares could be required to make an additional capital contribution to the Company.

         The Company acknowledges and agrees that under no circumstances shall any assessment on Shares (or other Deposited Securities) constitute an assessment against or debt or obligation of the Depositary, directly or indirectly, and that any such assessment shall be exclusively for the account of the Owners and Beneficial Owners. Neither the Company nor any Owner or Beneficial Owner shall have any recourse against the Depositary with respect to any such assessment.

     Section 4.09. Reports. The Depositary shall make available for inspection
                   -------
by Owners at its Corporate Trust Office any reports and communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary shall also send to the Owners (i) copies of such reports when furnished by the Company pursuant to Section 5.06, (ii) copies of any written communications provided to the Depositary by the Russian Share Registrar pursuant to Section 5.13(b)(v); and (iii) copies of any notices given or required to be given by the Depositary pursuant to Section 5.13(d). Any such reports and communications, including any such proxy soliciting material, furnished to the Depositary by the Company shall be furnished in English, to the extent such materials are required to be translated into English pursuant to any regulations of the Commission. Any such communications furnished to the Depositary by the Russian Share Registrar shall be furnished in English.

     Section 4.10. Lists of Owners. Promptly upon request by the Company, the
                   ---------------
Depositary shall, at the expense of the Company, furnish to it (or any person designated by the Company) a list, as of a recent date, of the names, addresses and holdings of American Depositary Shares by all persons in whose names Receipts are registered on the books of the Depositary.

     Section 4.11. Withholding. In the event that the Depositary determines that
                   -----------
any distribution in property (including Shares and rights to subscribe therefor) or any deposit of Shares, transfer of Receipts or withdrawal of Deposited Securities hereunder is subject to any tax or other governmental charge which the Depositary determines, in its absolute discretion, it is, or may be, obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or charges and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners entitled thereto in proportion to the number of American Depositary Shares held by them respectively.

                                   ARTICLE V

                  THE DEPOSITARY, THE CUSTODIAN AND THE COMPANY

     Section 5.01. Maintenance of Office and Transfer Books by the Depositary.
                   ----------------------------------------------------------
Until termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, The City of New York, facilities for the execution and delivery, registration, registration of transfers and surrender of Receipts in accordance with the provisions of this Deposit Agreement.

         The Depositary shall keep books for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners, provided that such inspection shall not be for the purpose of communicating with Owners in the interest of a business or object other than the business of the Company or a matter related to this Deposit Agreement or the Receipts.

         The Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.

         If any Receipts or the American Depositary Shares evidenced thereby are listed on one or more stock exchanges in the United States, the Depositary shall act as Registrar or appoint a Registrar or one or more co-registrars for registry of such Receipts in accordance with any requirements of such exchange or exchanges.

     Section 5.02. Prevention or Delay in Performance by the Depositary or the
                   -----------------------------------------------------------
Company. Neither the Depositary nor the Company nor any of their respective
-------
directors, employees, agents or affiliates shall incur any liability to any Owner or Beneficial Owner of any Receipt, if by reason of (a) any provision of any present or future law or regulation of the United States, the Russian Federation or any other country, or of any governmental or regulatory authority or stock exchange, or by reason of any act of God or war or other circumstances beyond its control, or (b) in the case of the Depositary only, (i) any act or failure to act of the Company or its agents, including the Russian Share Registrar, or their respective directors, employees, agents or affiliates, (ii) any provision, present or future, of the Charter of the Company or any other instrument of the Company governing the Deposited Securities, or (iii) any provision of any securities issued or distributed by the Company, or any offering or distribution thereof, the Depositary or the Company shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of this Deposit Agreement it is provided shall be done or performed (including, in the case of the Depositary, delivery of any Deposited Securities or distribution of cash or property in respect thereof pursuant to Sections 4.01 through 4.04); nor shall the Depositary or the Company or any of their respective directors, employees, agents or affiliates incur any liability to any Owner or Beneficial Owner of any Receipt by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of this Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement. Where, by the terms of a distribution pursuant to Sections 4.01, 4.02, or 4.03 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.04 of the Deposit Agreement, or for any other reason, such distribution or offering may not be made available to Owners, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.

     Section 5.03. Obligations of the Depositary, the Custodian and the Company.
                   ------------------------------------------------------------
The Company assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to Owners or Beneficial Owners, except that it agrees to perform its obligations specifically set forth in this Deposit Agreement.

         The Depositary assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to any Owner or Beneficial Owner (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that it agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

         Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability shall be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.

         Neither the Depositary nor the Company shall be liable for any action or inaction by it in reliance upon the advice of or information from accountants, any person presenting Shares for deposit, any Owner or any other person believed by it in good faith to be competent to give such advice or information or, in the case of the Depositary only, legal counsel.

         The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

         The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or inaction is in good faith.

         The Depositary shall not be liable to the Company, any Owner or Beneficial Owner or any other person for the unavailability of Deposited Securities or for the failure to make any distribution of cash or property with respect thereto as a result of (i) any act or failure to act of the Company or its agents, including the Russian Share Registrar, or their respective directors, employees, agents or affiliates, (ii) any provision of any present or future law or regulation of the United States, the Russian Federation or any other country, (iii) any provision of any present or future regulation of any governmental or regulatory authority or stock exchange, (iv) any provision of any present or future Charter of the Company or any other instrument of the Company governing the Deposited Securities, (v) any provision of any securities issued or distributed by the Company, or any offering or distribution thereof, or (vi) any act of God or war or other circumstance beyond its control.

         For the avoidance of doubt, the Depositary shall have no responsibility whatsoever to the Company, any Owner or Beneficial Owner or any other person with respect to any deficiency which might arise because the amount available for distribution to the Owners by the Depositary in the event that the Registration Date does not occur on or before the Termination Date (together with interest accrued thereon) is less than the aggregate subscription price of such Receipts.

         No disclaimer of liability under the Securities Act of 1933 is intended by any provision of this Deposit Agreement.

     Section 5.04. Resignation and Removal of the Depositary. The Depositary may
                   -----------------------------------------
at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

         The Depositary may at any time be removed by the Company by written notice of such removal effective upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

         In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Owners of all outstanding Receipts. Any such successor depositary shall promptly mail notice of its appointment to the Owners.

         Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

     Section 5.05. The Custodian. The Custodian shall be subject at all times
                   -------------
and in all respects to the directions of the Depositary and shall be responsible solely to it. The Custodian may resign and be discharged from its duties hereunder by notice of such resignation delivered to the Depositary at least thirty (30) days prior to the date on which such resignation is to become effective. If upon such resignation there shall be no Custodian acting hereunder, the Depositary shall, promptly after receiving such notice, appoint a substitute custodian or custodians, each of which shall thereafter be a Custodian hereunder. Whenever the Depositary in its discretion determines that it is in the best interest of the Owners to do so, it may appoint a substitute or additional custodian or custodians, each of which shall thereafter be one of the Custodians hereunder. Upon demand of the Depositary, the Custodian shall deliver such of the Deposited Securities held by it as are requested of it to any other Custodian or such substitute or additional custodian or custodians. Each such substitute or additional custodian shall deliver to the Depositary, forthwith upon its appointment, an acceptance of such appointment satisfactory in form and substance to the Depositary.

         Upon the appointment of any successor depositary hereunder, each Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of each Custodian hereunder; but the successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority as agent hereunder of such successor depositary.

     Section 5.06. Notices and Reports. On or before the first date on which the
                   -------------------
Company gives notice, by publication or otherwise, of any meeting of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action in respect of any cash or other distributions or the offering of any rights, the Company agrees to transmit to the Depositary and the Custodian a copy of the notice thereof in the form given or to be given to holders of Shares or other Deposited Securities.

         The Company will arrange for the translation into English, if not already in English, and the prompt transmittal by the Company to the Depositary and the Custodian of such notices and any other reports and communications which are made generally available by the Company to holders of its Shares. If requested in writing by the Company, the Depositary will arrange for the mailing, at the Company's expense, of copies of such notices, reports and communications to all Owners. The Company will timely provide the Depositary with the quantity of such notices, reports, and communications, as requested by the Depositary from time to time, in order for the Depositary to effect such mailings.

     Section 5.07. Distribution of Additional Shares, Rights, etc. The Company
                   ----------------------------------------------
agrees that in the event of any issuance or distribution of (1) additional Shares, (2) rights to subscribe for Shares, (3) securities convertible into Shares, or (4) rights to subscribe for such securities (each a "Distribution"), the Company will promptly furnish to the Depositary a written opinion from U.S. counsel for the Company, which counsel shall be satisfactory to the Depositary, stating whether or not the Distribution requires a Registration Statement under the Securities Act of 1933 to be in effect prior to making such Distribution available to Owners entitled thereto. If in the opinion of such counsel a Registration Statement is required, such counsel shall furnish to the Depositary a written opinion as to whether or not there is a Registration Statement in effect which will cover such Distribution.

         The Company agrees with the Depositary that neither the Company nor any company controlled by, controlling or under common control with the Company will at any time deposit any Shares, either originally issued or previously issued and reacquired by the Company or any such affiliate, unless a Registration Statement is in effect as to such Shares under the Securities Act of 1933 or unless the Depositary shall receive an opinion from counsel to the Company or such affiliate, reasonably acceptable to the Depositary, stating that the deposit of such Shares, and the issuance of American Depositary Shares evidencing such Deposited Shares, does not require registration under the Securities Act of 1933.

     Section 5.08. Indemnification. The Company agrees to indemnify the
                   ---------------
Depositary, its Custodian, and their respective directors, employees, agents and affiliates against, and hold each of them harmless from, any liability or expense (including, but not limited to, the fees and expenses of counsel) which may arise out of (a) any registration with the Commission of Receipts, American Depositary Shares or Deposited Securities or the offer or sale thereof, or out of acts performed or omitted, in accordance with the provisions of this Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or a Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of either of them, or (ii) by the Company or any of its directors, employees, agents and affiliates, (b) the unavailability of Deposited Securities or the failure to make any distribution of cash or property with respect thereto as a result of
(i) any act or failure to act of the Company or its agents, including the Russian Share Registrar, or their respective directors, employees, agents or affiliates, (ii) any provision of any present or future Charter of the Company or any other instrument of the Company governing Deposited Securities or (iii) any provision of any securities issued or distributed by the Company, or any offering or distribution thereof or (c) any assessment against Shares (or other
Deposited Securities) of the sort contemplated by Section 4.08.

         The Depositary agrees to indemnify the Company, its directors, employees, agents and affiliates and hold them harmless from any liability or expense which may arise out of acts performed or omitted by the Depositary or its Custodian or their respective directors, employees, agents and affiliates due to their negligence or bad faith.

         The obligations set forth in this Section 5.08 shall survive the termination of this Deposit Agreement and the succession or substitution of any indemnified person.

     Section 5.09. Charges of Depositary. The Company agrees to pay the fees,
                   ---------------------
reasonable expenses and out-of-pocket charges of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time. The Depositary shall present its statement for such charges and expenses to the Company once every three (3) months. The charges and expenses of the Custodian are for the sole account of the Depositary.

         The following charges shall be incurred by any party depositing or withdrawing Shares or by any Owner of Receipts or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.03), whichever applicable: (1) taxes and other governmental charges, (2) such registration fees and related expenses as may from time to time be in effect for, or incurred by the Depositary in connection with, the registration of transfers of Shares generally on the Share Register of the Company maintained by the Russian Share Registrar and applicable to transfers of Shares to the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder, (3) such cable, telex and facsimile transmission expenses as are provided in this Deposit Agreement, (4) such reasonable expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.05, (5) a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Sections 2.03,
4.03 or 4.04, and the surrender of Receipts pursuant to Sections 2.05 or 6.02,
(6) (where permitted by applicable rules and regulations of any securities exchange upon which the American Depositary Shares are listed) a fee of $.02 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement, including but not limited to Sections 4.01 through 4.04 hereof, and (7) a fee for the distribution of securities pursuant to Section 4.02, such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause 7 treating all such securities as if they were Shares) but which securities are instead distributed by the Depositary to Owners.

The Depositary may own and deal in any class of securities of the Company and its affiliates and in Receipts.

     Section 5.10. Retention of Depositary Documents. The Depositary is
                   ---------------------------------
authorized to destroy those documents, records, bills and other data compiled during the term of this Deposit Agreement at the times permitted by the laws or regulations governing the Depositary unless the Company requests that such papers be retained for a longer period or turned over to the Company or to a successor depositary.

     Section 5.11. Exclusivity.  The Company agrees not to appoint any other
                   -----------
depositary for issuance of American Depositary Receipts so long as The Bank of New York is acting as Depositary hereunder.

     Section 5.12. List of Restricted Securities Owners. From time to time, the
                   ------------------------------------
Company shall provide to the Depositary a list setting forth, to the actual knowledge of the Company, those persons or entities who beneficially own Restricted Securities and the Company shall update that list on a regular basis. The Depositary may rely on such a list or update but shall not be liable for any action or omission made in reliance thereon.

     Section 5.13. Registration of Shares; Russian Share Registrar; Share
                   ------------------------------------------------------
Register. (a) The Company hereby irrevocably designates and appoints National
--------
Registry Company, in the Russian Federation, as its Russian Share Registrar in respect of the Shares and Deposited Securities for as long as there are any Securities deposited with the Depositary, subject to National Registry Company's right to terminate. The Company further agrees to take any and all action, including the filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment in full force and effect for so long as any American Depositary Shares or Receipts remain outstanding hereunder or this Deposit Agreement remains in force.

          (b) The Company agrees that it shall, at any time and from time to time:

               (i) take any and all action as may be necessary to assure the accuracy and completeness of all information set forth in the Share Register maintained by the Russian Share Registrar in respect of the Shares or Deposited Securities;

               (ii) provide or cause the Russian Share Registrar to provide to the Depositary, the Custodian or their respective agents unrestricted access to the Share Register, in such manner and upon such terms and conditions as the Depositary may, in its sole discretion, deem appropriate, to permit the Depositary, the Custodian or their respective agents to regularly (and in any event not less than monthly) confirm the number of Deposited Securities registered in the name of the Depositary, the Custodian or their respective nominees, as applicable, pursuant to the terms of this Deposit Agreement and, in connection therewith, to provide the Depositary, the Custodian or their respective agents, upon request, with a duplicative extract from the Share Register duly certified by the Russian Share Registrar (or some other evidence of verification which the Depositary, in its sole discretion, deems sufficient);

               (iii) cause the Russian Share Registrar promptly (and, in any event, within three business days in Moscow from the time it is requested to do so by the Depositary or the Custodian or any of their respective agents) to effect the re-registration of ownership of Deposited Securities in the Share Register in connection with any deposit or withdrawal of Shares or Deposited Securities under this Deposit Agreement;

               (iv) permit and cause the Russian Share Registrar to permit the Depositary or the Custodian to register any Shares or other Deposited Securities held hereunder in the name of the Depositary, the Custodian or their respective nominees (which may, but need not be, a non-resident of the Russian Federation); and

               (v) cause the Russian Share Registrar promptly to notify the Depositary in writing at any time that the Russian Share Registrar (A) eliminates the name of a shareholder of the Company from the Share Register or otherwise alters a shareholder's interest in the Company's shares and such shareholder alleges to the Company or the Russian Share Registrar or publicly that such elimination or alteration is unlawful; (B) no longer will be able materially to comply with, or has engaged in conduct that indicates it will not materially comply with, the provisions of this Deposit Agreement relating to it (including, without limitation, this Section 5.13); (C) refuses to re-register shares of the Company in the name of a particular purchaser and such purchaser (or its respective seller) alleges that such refusal is unlawful; (D) holds shares of the Company for its own account; or (E) has materially breached the provisions of this Deposit Agreement relating to it (including, without limitation, this Section 5.13) and has failed to cure such breach within a reasonable time.

          (c) The Company agrees that it shall be solely liable for any act or failure to act on the part of the Russian Share Registrar and that the Company shall be solely liable for the unavailability of Deposited Securities or for the failure of the Depositary to make any distribution of cash or property with respect thereto as a result of (i) any act or failure to act of the Company or its agents, including the Russian Share Registrar, or their respective directors, employees, agents or affiliates, (ii) any provision of any present or future Charter of the Company or any other instrument of the Company governing the Deposited Securities, or (iii) any provision of any securities issued or distributed by the Company, or any offering or distribution thereof.

          (d) The Depositary agrees for the benefit of Owners and Beneficial Owners that the Depositary or the Custodian shall regularly (and in any event not less than monthly) confirm the number of Deposited Securities registered in the name of the Depositary, the Custodian or their respective nominees, as applicable, pursuant to the terms of this Deposit Agreement. The Company and the Depositary agree that, for purposes of the rights and obligations under this Deposit Agreement of the parties hereto, the records of the Depositary and the Custodian shall be controlling for all purposes with respect to the number of Shares or other Deposited Securities which should be registered in the name of the Depositary, the Custodian or their respective nominees, as applicable, pursuant to the terms of this Deposit Agreement. The Depositary agrees that it will instruct the Custodian to maintain custody of all duplicative share extracts (or other evidence of verification) provided to the Depositary, the Custodian or their respective agents pursuant to Section 5.13(b). In the event of any material discrepancy between the records of the Depositary or the Custodian and the Share Register, then, if an officer of the ADR Department of the Depositary has actual knowledge of such discrepancy, the Depositary shall promptly notify the Company. In the event of any discrepancy between the records of the Depositary or the Custodian and the Share Register, the Company agrees that (whether or not it has received any notification from the Depositary) it will (i) use its best efforts to cause the Russian Share Registrar to reconcile its records to the records of the Depositary or the Custodian and to make such corrections or revisions in the Share Register as may be necessary in connection therewith, and (ii) to the extent the Company is unable to so reconcile such records and the number of Shares reflected in the records of the Russian Share Registrar differs by more than one-half of one percent from the number of Shares reflected in the records of the Depositary or the Custodian (such percentage to be calculated on the basis of whichever number of Shares so reflected is the lesser), promptly instruct the Depositary to notify the Owners of the existence of such discrepancy. Upon receipt of such instruction, the Depositary shall promptly give such notification to the Owners pursuant to Section 4.09 (it being understood that the Depositary may at any time give such notification to the Owners, whether or not it has received instructions from the Company) and shall promptly cease issuing Receipts pursuant to Section 2.02 until such time as, in the opinion of the Depositary, such records have been appropriately reconciled.

                                   ARTICLE VI

                            AMENDMENT AND TERMINATION

     Section 6.01. Amendment. The form of the Receipts and any provisions of
                   ---------
this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary without the consent of Owners or Beneficial Owners of Receipts in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners, shall, however, not become effective as to outstanding Receipts until the expiration of thirty (30) days after notice of such amendment shall have been given to the Owners of outstanding Receipts. Every Owner at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

     Section 6.02. Termination. The Depositary shall, at any time at the
                   -----------
direction of the Company, terminate this Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least ninety
(90) days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate this Deposit Agreement by mailing notice of such termination to the Company and the Owners of all Receipts then outstanding if at any time ninety (90) days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04. This Deposit Agreement shall also terminate as provided in Section 2.02(b) hereof. On and after the date of termination, the Owner of a Receipt will, upon (a) surrender of such Receipt at the Corporate Trust Office of the Depositary and (b) payment of any applicable taxes or governmental charges and the fees and expenses of the Depositary, including the fee of the Depositary for the surrender of Receipts referred to in Section 5.09, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt in the manner provided in Section 2.05. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights and other property as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fees of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges). At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fees of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges). Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Sections 5.08 and 5.09 hereof.

                                  ARTICLE VII

                                  MISCELLANEOUS

     Section 7.01. Counterparts. This Deposit Agreement may be executed in any
                   ------------
number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument. Copies of this Deposit Agreement shall be filed with the Depositary and the Custodians and shall be open to inspection by any Owner or Beneficial Owner of a Receipt during business hours.

     Section 7.02. No Third Party Beneficiaries. This Deposit Agreement is for
                   ----------------------------
the exclusive benefit of the parties hereto and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

     Section 7.03. Severability. In case any one or more of the provisions
                   ------------
contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

     Section 7.04. Owners and Beneficial Owners as Parties; Binding Effect. The
                   -------------------------------------------------------
Owners and Beneficial Owners of Receipts from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance thereof.

     Section 7.05. Notices. Any and all notices to be given to the Company shall
                   -------
be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to Open Joint Stock Company Vimpel-Communications, 10, Building 14, Ulitsa 8-Marta, Moscow 125083, Russian Federation Attn: Vice-President of International Relations, or any other place to which the Company may have transferred its principal office or to any other person whom the Company may designate in writing to the Depositary.

     Any and all notices to be given to the Depositary shall be deemed to have been duly given if in English and personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to The Bank of New York, 101 Barclay Street, New York, New York 10286, Attention:
American Depositary Receipt Administration, or any other place to which the Depositary may have transferred its Corporate Trust Office and provided notice thereof in writing to the Company.

     Any and all notices to be given to any Owner shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to such Owner at the address of such Owner as it appears on the transfer books for Receipts of the Depositary, or, if such Owner shall have filed with the Depositary a written request that notices intended for such Owner be mailed to some other address, at the address designated in such request.

     Delivery of a notice sent by mail or cable, telex or facsimile transmission shall be deemed to be effective at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a post-office letter box. The Depositary or the Company may, however, act upon any cable, telex or facsimile transmission received by it, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed by letter as aforesaid.

     Section 7.06. Arbitration; Settlement of Disputes. (a) Any controversy,
                   -----------------------------------
claim or cause of action brought by any party hereto against the Company arising out of or relating to the Shares or other Deposited Securities, the American Depositary Shares, the Receipts or this Agreement, or the breach hereof or thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof; provided, that in the event of any third-party litigation to which the Depositary is a party and to which the Company may properly be joined, the Company may be so joined in any court in which such litigation is proceeding; and provided further that any such controversy, claim or cause of action relating to or based upon the provisions of the Federal securities laws of the United States or the rules and regulations promulgated thereunder may, but need not, be submitted to arbitration as provided in this Section 7.06.

     The place of the arbitration shall be The City of New York, State of New York, United States of America, and the language of the arbitration shall be English.

     The number of arbitrators shall be three, each of whom shall be disinterested in the dispute or controversy, shall have no connection with any party thereto, and shall be an attorney experienced in international securities transactions. If a dispute, controversy or cause of action shall involve more than two parties, the parties shall attempt to align themselves in two sides (i.e., claimant and respondent), each of which shall appoint one arbitrator as if there were only two parties to such dispute, controversy or cause of action. If such alignment and appointment shall not have occurred within twenty (20) calendar days after the initiating party serves the arbitration demand, the American Arbitration Association shall appoint the three arbitrators. The parties and the American Arbitration Association may appoint from among the nationals of any country, whether or not a party is a national of that country.

     The arbitrators shall have no authority to award punitive or other damages not measured by the prevailing party's actual damages and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of this Agreement.

     (b) Any controversy, claim or cause of action arising out of or relating to the Shares or other

Deposited Securities, the American Depositary Shares, the Receipts or this Deposit Agreement not subject to arbitration shall be litigated in the Federal and state courts in the Borough of Manhattan.

     Section 7.07. Submission to Jurisdiction; Appointment of Agent for Service
                   ------------------------------------------------------------
of Process. The Company hereby (i) irrevocably designates and appoints CT
----------
Corporation System, in the United States of America, as the Company's authorized agent upon which process may be served in any suit or proceeding (including, but not limited to, any arbitral proceeding as contemplated by Section 7.06 of this Deposit Agreement) arising out of or relating to the Shares or Deposited Securities, the American Depositary Shares, the Receipts or this Agreement, (ii) consents and submits to the jurisdiction of any court in which any such suit or proceeding may be instituted, and (iii) agrees that service of process upon said authorized agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company agrees to deliver, upon the execution and delivery of this Deposit Agreement, a written acceptance by such agent of its appointment as such agent. The Company further agrees to take any and all action, including the filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment in full force and effect for so long as any American Depositary Shares or Receipts remain outstanding or this Agreement remains in force. In the event the Company fails to continue such designation and appointment in full force and effect, the Company hereby waives personal service of process upon it and consents that any such service of process may be made by certified or registered mail, return receipt requested, directed to the Company at its address last specified for notices hereunder, and service so made shall be deemed completed five (5) days after the same shall have been so mailed.

     Section 7.08. Waiver of Immunities. To the extent that the Company or any
                   --------------------
of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any respect thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the Shares or Deposited Securities, the American Depositary Shares, the Receipts or this Agreement, the Company, to the fullest extent permitted by law, hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

     Section 7.09. Governing Law. This Deposit Agreement and the Receipts shall
                   -------------
be interpreted and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the laws of the State of New York, except with respect to its authorization and execution by the Company, which shall be governed by the laws of the Russian Federation.

     Section 7.10. Preliminary Agreement. Subject to the terms and conditions
                   ---------------------
contained herein, for the purposes of Russian law and solely to the extent Russian law is applicable, (i) this Deposit Agreement shall be considered a preliminary agreement (predvaritelnyi dogovor) and not a transaction involving securities (sdelka s tsennymi bumagami); (ii) by virtue of entering into this Deposit Agreement, (A) no party shall be obligated to transfer any Shares or shall be considered to have offered any securities to any party and (B) no party shall be obligated to acquire or accept a deposit of any securities; and (iii) the Initial Deposit contemplated hereby and the related rights and actions with respect to the Shares shall constitute a transaction involving securities (sdelka s tsennymi bumagami), and in no event shall such transaction take place prior to the registration of the Placement Report with the Russian Federal Commission on the Securities Markets, if and to the extent such registration is required under Russian law.

     This Section 7.10 shall have no adverse effect on the interpretation of this Deposit Agreement under the laws of the State of New York, by which the Deposit Agreement is expressed to be governed, pursuant to Section 7.09 hereof.

     Immediately upon registration of the Placement Report with the Russian Federal Commission on the Securities Markets (by which time the Initially Deposited Shares shall be fully paid), the Company and the Depositary shall execute and deliver an Initial Deposit Agreement (osnovnoi dogovor) in the form of Exhibit B (the "Initial Deposit Agreement") which shall incorporate this Deposit Agreement by reference (other than this Section 7.10).

     IN WITNESS WHEREOF, OPEN JOINT STOCK COMPANY VIMPEL-COMMUNICATIONS and THE BANK OF NEW YORK have duly executed this Deposit Agreement as of the day and year first set forth above and all Owners and Beneficial Owners shall become parties hereto upon acceptance by them of Receipts issued in accordance with the terms hereof.

                                OPEN JOINT STOCK COMPANY
                                  VIMPEL-COMMUNICATIONS



                                By   /s/ Dmitry Borisovich Zimin
                                     ---------------------------
                                     Dmitry Borisovich Zimin

                                     President and Chief Executive Officer



                                By   /s/ Vladimir Bychenkov
                                     ----------------------
                                     Vladimir Bychenkov

                                     Chief Accountant



                                THE BANK OF NEW YORK,
                                  as Depositary



                                By   /s/ Thomas D. Sanford
                                     ---------------------
                                     Thomas D. Sanford

                                     Vice President